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                                                                   Exhibit 10.13

                              SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT (the "Agreement"), made and entered into as of this 31st day of March 1998, by and among MINNEAPPLE CAPITAL, LTD., a Minnesota entity, having its principal place of business at 5507 Malibu Drive, Edina, Minnesota 55435 ("Minneapple"), and Norton Motors International Inc., a Minnesota corporation, having its principal place of business at 14252 23rd Avenue, North, Plymouth, Minnesota 55447-4910 (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company and Minneapple have entered into that certain Finders Agreement dated February 15, 1997 (the "Finders Agreement"), defining the terms and conditions under which Minneapple would provide services for the Company, and subject to which Minneapple is owed certain consideration for services rendered; and

         WHEREAS, the Company and Minneapple agree that the Finders Agreement fully and completely sets forth the relationship between the parties, and that all other agreements, whether written or verbal, are hereby terminated by this Settlement Agreement; and

         WHEREAS, the Company and Minneapple propose to enter into this Settlement Agreement in order to settle all outstanding compensation owed under the Finders Agreement, such that the terms of this Settlement Agreement will provide for the mutual settlement and release by the parties of any obligations of each to the other, except for those obligations set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Termination of Finders Agreement. The parties mutually agree that the Finders Agreement shall be hereby terminated, subject to the terms contained herein. Upon performance of the obligations set forth in this Agreement, the parties shall have no further obligations under the terms of the Finders Agreement or any other Agreement heretofore entered into between the parties, whether verbal or otherwise.

2. Compensation for Services Rendered. The Company has issued to Minneapple 250,000 shares of Common Stock of the Company as full payment for all amounts due to Minneapple under the Finders Agreement. The parties hereby agree that no other compensation shall be owed or payable to Minneapple under the Finders Agreement or any other agreement heretofore entered into between the parties, whether verbal or otherwise.


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3.       Mutual Release.

         (a) Minneapple has remised, released and forever discharged, and by these presents does for itself and its employees, officers, directors, shareholders, agents, affiliates, successors and assigns, remise, release and forever discharge the Company, its directors, officers, shareholders, employees, attorneys, accountants and agents (collectively, the "Releasees"), and all of the heirs, executors, administrators, successors and assigns of each of the Releasees, of and from all manner of actions, causes of action, promises, variances, damages, judgments, claims, liabilities, obligations, demands, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies and agreements whatsoever, in law or in equity, which against any of the Releasees, Minneapple ever had, now has or which its successors or assigns hereafter can, shall or may have for, upon or by reason of any manner, cause or thing whatsoever from the beginning of the world to the date of this Agreement.

         (b) The Company, has remised, released and forever discharged, and by these presents does for itself and its employees, officers, directors, shareholders, agents, affiliates, successors and assigns, remise, release and forever discharge Minneapple, its directors, officers, shareholders, employees, attorneys, accountants and agents (the "Minneapple Releasees"), and all of the heirs, executors, administrators, successors and assigns of each of the Minneapple Releasees, of and from all manner of actions, causes of action, promises, variances, damages, judgments, claims, liabilities, obligations, demands, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies and agreements whatsoever, in law or in equity, which against Minneapple, the Company ever had, now has or which its successors or assigns hereafter can, shall or may have for, upon or by reason of any manner, cause or thing whatsoever from the beginning of the world to the date of this Agreement.

4.       General Provisions.

         (a) Entire Agreement; Amendment and Waiver. This constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties with respect to such subject matter. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

         (b) Notices. All notices hereunder shall be in writing and or mailed, registered or certified mail, return receipt requested or delivered by a nationally recognized overnight courier service to each party at its address set forth above, or and, in each

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case,  to such other address as any party shall have given to the other party by similar notice.

         (c) Governing Law. This Agreement shall be governed by the laws of the State of Minnesota.

         (d) Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and Minneapple and each of their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

         (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed on the date first above written.

                                               MINNEAPPLE CAPITAL, LTD.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:





                                               NORTON MOTORS INTERNATIONAL INC.



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


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